Exhibit 99.1

Tripadvisor Announces Closing of Merger with Liberty TripAdvisor and

Finalizes Conversion to a Nevada Corporation

NEEDHAM, MA, April 29, 2025 (PRNewswire) -- Tripadvisor, Inc. (NASDAQ: TRIP) (“Tripadvisor”) today announced the closing of its previously announced plan of merger with Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”), pursuant to which Tripadvisor acquired Liberty TripAdvisor and the Tripadvisor shares held by Liberty TripAdvisor (the “Merger”).

In connection with the Merger, (i) the shares of Liberty TripAdvisor Series A Common Stock and Series B Common Stock issued and outstanding were immediately converted into the right to receive $0.2567 per share in cash (without interest), totaling approximately $20 million in the aggregate; (ii) all shares of Liberty TripAdvisor’s 8% Series A Cumulative Redeemable Preferred Stock issued and outstanding immediately prior to the effective time of the Merger were converted into the right to receive, in the aggregate, approximately $42.5 million in cash, without interest, and 3,037,959 validly issued, fully paid and non-assessable shares of Tripadvisor common stock; and (iii) Liberty TripAdvisor’s 0.50% Exchangeable Senior Debentures (the “Exchangeable Debentures”) of approximately $326 million were repaid in accordance with their terms, with the remaining approximately $4 million to be redeemed within approximately 30 days post-close. The aggregate transaction value was approximately $430 million, based on the April 28, 2025 closing price of Tripadvisor shares of $12.82.

At the time of close, Liberty TripAdvisor owned 14,023,684 shares of Tripadvisor common stock (16,445,894 shares of Tripadvisor common stock originally held at the time of entry into the agreement and plan of merger governing the Merger, less 2,422,210 shares that were sold as part of Liberty TripAdvisor’s variable prepaid forward contract) and 12,799,999 shares of Tripadvisor Class B common stock. Upon consummation of the Merger, Tripadvisor retired the shares of Tripadvisor common stock and Tripadvisor Class B common stock held by Liberty TripAdvisor, and issued 3,037,959 shares of its common stock to the Liberty TripAdvisor preferred shareholder, resulting in a net reduction of its share count outstanding of approximately 23.8 million shares. The transaction resulted in the simplification of Tripadvisor’s capital structure into a single class of shares outstanding with no controlling stockholder.

Separately, effective April 29, 2025, Tripadvisor finalized its redomestication by conversion from the State of Delaware to the State of Nevada, as approved by Tripadvisor stockholders in June 2023.

About Tripadvisor, Inc.

The Tripadvisor Group connects people to experiences worth sharing, and aims to be the world’s most trusted source for travel and experiences. We leverage our brands, technology, and capabilities to connect our global audience with partners through rich content, travel guidance, and two-sided marketplaces for experiences, accommodations, restaurants, and other travel categories. The subsidiaries of Tripadvisor, Inc. (Nasdaq: TRIP), include a portfolio of travel brands and businesses, including Tripadvisor, Viator, and TheFork.

Cautionary Note Regarding Forward Looking Statements

This Press Release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including certain statements relating to the redemption of the remaining Exchangeable Debentures and other matters related to Tripadvisor no longer having a controlling stockholder. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements, including, but not limited to: the parties may not realize the potential benefits of the Merger in the near term or at all; the redemption of the remaining Exchangeable Debentures may not be achieved; there may be liabilities that are not known, probable or estimable at this time; unfavorable outcome of legal proceedings; risks related to disruption of management time; risks relating to Tripadvisor operating without a controlling stockholder; risks inherent to the business may result in additional strategic and operational risks, which may impact Tripadvisor’s risk profile, which the company may not be able to mitigate effectively; and other risks and uncertainties detailed in periodic reports that Tripadvisor files with the SEC. These forward-looking statements speak only as of the date of this Press Release, and Tripadvisor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Tripadvisor’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Tripadvisor, including its most recent Forms 10-K and 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports Tripadvisor subsequently files with the SEC, for additional information about Tripadvisor and about the risks and uncertainties related to Tripadvisor’s business which may affect the statements made in this Press Release.

Tripadvisor Investor Relations contact

ir@tripadvisor.com

Tripadvisor Media contact

northamericapr@tripadvisor.com

TRIP-G